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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-51976) of our report dated February 19, 2001, except as to Note 13,which is as of February 21, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Sunrise Technologies International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 7, 2001